                                                                    Exhibit 3.98

                            ARTICLES OF INCORPORATION

                                       OF

                         SILVER KING STATION PRODUCTIONS

                                 OF MIAMI, INC.

         The undersigned, for the purpose of forming a corporation under the Florida Business Corporation Act, hereby adopts the following Articles of
Incorporation:

                                    ARTICLE I

         The name of the corporation (hereinafter referred to as the "Corporation") that satisfies the requirements of Section 607.0401, Florida Statutes, shall be:

                 SILVER KING STATION PRODUCTIONS OF MIAMI, INC.

                                   ARTICLE II

         The principal place of business and mailing address of this corporation shall be:

         Principal Place of Business:            Mailing Address:

         605 Lincoln Road                        1 HSN Drive
         Miami Beach, FL 33139                   St. Petersburg, Florida 33729

                                   ARTICLE III

         Section.1. Shares. The aggregate number of shares which the corporation is authorized to issue is 1,000 shares of capital stock, of which 1000 shares shall be shares of Common Stock, $.01 par value ("Common Stock").

         Section.2. Voting. Except as other wise provided by law, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. Each share of Common Stock shall have one vote, and the Common Stock shall vote together as a single class.

                                   ARTICLE IV

         The name and Florida street address of the initial registered agent are: CT Corporation System, 1200 South Pine Island road, City of Plantation, Florida 33324. Having been names as registered agent and to accept service of process for the above stated Corporation at the place designated in this certificate, I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent.
CT Corporation System

           By: /s/ Connie Bryan                 Date:     10/23/97
              __________________                    ______________________

           Title of Officer: Special Assistant Secretary

                                    ARTICLE V

         Unless and except to the extent that the By-Laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

                                   ARTICLE VI

         In furtherance and not in limitation of the powers conferred by law, the Board of Directors of the Corporation (the "Board") is expressly authorized and empowered to make alter and repeal the By-Laws of the Corporation by a majority vote at any regular or special meeting of the Board or by written consent, subject to the power of the shareholders of the Corporation to alter or repeal any By-Laws made by the Board.

                                   ARTICLE VII

         The Corporation reserves the right at any time from time to time to amend, alter, change or repeal any other provisions authorized by the laws of the State of Florida at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

                                  ARTICLE VIII

         Section 1. Elimination of Certain Liability of Directors. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty except as otherwise provided under Section 607.0831, Florida Statutes, as it may be amended from time to time.

         Section 2.        Indemnification and Insurance.

(a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Florida Business Corporations Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, amounts paid or to be paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators.

         (b) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-law, agreement, vote of stockholders or disinterested directors or otherwise.

         (c) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the laws of the State of Florida.

                                   ARTICLE IX

         The name and mailing address of the incorporator is H. Steven Holtzman, Esq., 1 HSN Drive, St. Petersburg, FL 33729.

                                            /s/  H. Steven Holtzman
                                            ________________________________
                                            H. Steven Holtzman, Incorporator

                                            October 22, 1997
                                            ________________________________
                                            Date

                              ARTICLES OF AMENDMENT

                                       OF

                 SILVER KING STATION PRODUCTIONS OF MIAMI, INC.

         Pursuant to section 607.1006 of the Florida Business Corporation Act, the undersigned corporation adopts these Articles of Amendment.

FIRST: The name of the corporation is Silver King Station Productions, of Miami, Inc.

SECOND: The Articles of Incorporation of this corporation are amended by changing the Article I so that, as amended, said article shall read as follows:

                                   "ARTICLE I

                  The name of the corporation (hereinafter referred to as the "Corporation") that satisfies the requirements of Section 607.0401, Florida Statutes, shall be:

               MIAMI, USA BROADCASTING STATION PRODUCTIONS, INC."

THIRD: The amendment to the Articles of Incorporation of the corporation set forth above was adopted on February 23, 1998.

FOURTH: The amendment was adopted by the Board of Directors and sole shareholder on February 23, 1998.


Executed on February 23, 1998.

                                            /s/  H. Steven Holtzman
                                            _______________________________
                                            H. Steven Holtzman, Incorporator
                                            Assistant Secretary